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[GARDERE & WYNNE, L.L.P. LETTERHEAD]

February 11, 2000


Board of Directors
Suiza Foods Corporation
2515 McKinney Avenue
Suite 1200
Dallas, TX 75201

Gentlemen:

      We have acted as counsel to Suiza Foods Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of (i) $15,000,000 of the Company's deferred compensation obligations (the "Obligations"), which are issuable under the Suiza Foods Corporation Executive Deferred Compensation Plan, as effective July 1, 1999 (the "Plan") and (ii) 120,000 shares of common stock, $0.01 par value ("Common Stock") of the Company which may be issued or transferred from time to time under the Plan, as amended effective January 1, 2000.

      We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission on February 11, 2000 for the registration under the Securities Act of the Obligations and the Common Stock relative to the Plan.

      With respect to the foregoing, we have examined and have relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.


                          Exhibit 5.1 - Page 1

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Board of Directors
Suiza Foods Corporation
February 11, 2000
Page 2



         Based on the foregoing, we are of the opinion that the Obligations have been duly authorized and, when issued in accordance with the terms of the Plan and conditions set forth in the Plan, will be valid and binding obligations of the Company. The 120,000 shares of Common Stock which from time to time may be issued or transferred under the Plan in accordance with appropriate proceedings of the Compensation Committee of the Board of Directors of the Company, when so issued and sold at prices in excess of the par value of the Common Stock in accordance with the provisions of the Plan will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                      Very truly yours,

                                      GARDERE & WYNNE, L.L.P.


                                      By: /s/ SUZAN E. TENNER

                                          Partner



                              Exhibit 5.1 - Page 2